                                                                    EXHIBIT 99.2



                    [FORM OF NOTICE OF GUARANTEED DELIVERY]

                             CEDAR BRAKES II, L.L.C.

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            TENDER OF ALL OUTSTANDING
                  9.875% SERIES A SENIOR SECURED BONDS DUE 2013
                                 IN EXCHANGE FOR
                  9.875% SERIES B SENIOR SECURED BONDS DUE 2013
                            THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

         This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offer of Cedar Brakes II, L.L.C., a Delaware limited liability company, and to tender 9.875% Series A Senior Secured Bonds due 2013 (the "Series A bonds") to the exchange agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Procedures for Tendering Series A Bonds -- Guaranteed Delivery" beginning on page [ ] of the prospectus
of Cedar Brakes, dated [                   ], 2002, and in Instruction 2 to the
related Letter of Transmittal. Any holder who wishes to tender Series A bonds pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to the expiration date (as defined below) of the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the prospectus or the Letter of Transmittal.

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                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                    NEW YORK CITY TIME, ON          , 2002,
                    UNLESS EXTENDED (THE "EXPIRATION DATE").
         SERIES A BONDS TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
               AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME,
                             ON THE EXPIRATION DATE.

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                  The Exchange Agent for the Exchange Offer is:

                              BANKERS TRUST COMPANY


By Registered or Certified Mail or
        Overnight Courier:                           By Mail:                      By Hand in New York:

  BT Services Tennessee, Inc.            BT Services Tennessee, Inc.        Bankers Trust Company
  Corporate Trust & Agency Group         Reorganization Unit                Corporate Trust & Agency Group
  Reorganization Unit                    P.O. Box 292737                    Attn: Reorganization Department
  648 Grassmere Park Road                Nashville, Tennessee 37279-2737    Receipt & Delivery Window
  Nashville, Tennessee 372                                                  123 Washington Street, 1st Floor
                                                                            New York, New York 10006
                                                                            Information: (800) 735-7777

                           By Facsimile Transmission:
                        (for Eligible Institutions only)
                                 (615) 835-3701

                              Confirm by Telephone:
                                 (615) 835-3572

                                   ----------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

         The undersigned hereby tenders to Cedar Brakes, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Series A bonds set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus and in Instruction 2 of the Letter of Transmittal.

         The undersigned hereby tenders the Series A bonds listed below:

                                                                                Aggregate
               Certificate Number(s) (if known)                              Principal Amount
               of Series A Bonds or Aggregate Principal Amount                 Represented
                                                              ---------
               Account Number at the
               Book-Entry Facility Tendered
                                            -------------------------       ------------------

                            PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s):
                            ----------------------------------------------------
Address(es):
            --------------------------------------------------------------------
Area Code and Telephone Number(s):
                                  ----------------------------------------------
Signature(s):
             -------------------------------------------------------------------
Dated:                                                                 , 2002
      -----------------------------------------------------------------

         This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Series A bonds or on a security position listing as the owner of Series A bonds, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ------------------------------------------------------------------------

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--------------------------------------------------------------------------------

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Capacity:
         -----------------------------------------------------------------------
Address(es):
            --------------------------------------------------------------------



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



                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Letter of Transmittal (or facsimile thereof), together with the Series A bonds tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Series A bonds into the exchange agent's account at the book-entry transfer facility described in the prospectus under the caption "The Exchange Offer -- Procedures for Tendering Series A Bonds -- Book-Entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five business days following the expiration date.

Name of Firm:
             -------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number:
                               -------------------------------------------------
Name:
     ---------------------------------------------------------------------------
Title:
      --------------------------------------------------------------------------
                             (Please Type or Print)

Dated:                                 , 2002
      ---------------------------------


         DO NOT SEND SERIES A BONDS WITH THIS FORM. ACTUAL SURRENDER OF SERIES A BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the expiration date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Series A bonds referred to herein, the signature must correspond with the name(s) written on the face of the Series A bonds without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the Series A bonds, the signature must correspond with the name shown on the security position listing as the owner of the Series A bonds.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Series A bonds listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Series A bonds or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to Cedar Brakes of such person's authority to so act.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the prospectus may be directed to the exchange agent at the address specified in the prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.




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